                                 [Form of Note]



     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined herein) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                            REGISTERED

NUMBER
R- _____                                                              $[AMOUNT]


                         JOSEPH E. SEAGRAM & SONS, INC.
                    % SUBORDINATED DEFERRABLE NOTES DUE 2004
             GUARANTEED AS TO PAYMENT OF PRINCIPAL AND INTEREST BY
                            THE SEAGRAM COMPANY LTD.


                                             CUSIP
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

JOSEPH E. SEAGRAM & SONS, INC., a corporation duly organized and existing under the laws of Indiana (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   CEDE & CO.

    %                                                                         %
DUE 2004                                                               DUE 2004
, or registered assigns,
the principal sum of

                       $[AMOUNT]

on            , 2004, and to pay interest thereon from            , 1999 or
from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31
in each year, commencing            , 1999, at the rate of    % per annum until
            , 2002 and at the Reset Rate thereafter until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be one Business Day preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company interest may be paid by check drawn on a bank in the Borough of Manhattan, The City of New York, New York, mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, neither this Note nor the Guarantee endorsed hereon shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal.

Dated: __________, 1999                          JOSEPH E. SEAGRAM & SONS, INC.


 TRUSTEE'S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the
series designated in, and issued under,
the Indenture described herein.
   THE BANK OF NEW YORK, as Trustee

By                                Attest:          By
    Authorized Signatory          Secretary        Vice President and Treasurer

                         JOSEPH E. SEAGRAM & SONS, INC.
                    % SUBORDINATED DEFERRABLE NOTES DUE 2004
             GUARANTEED AS TO PAYMENT OF PRINCIPAL AND INTEREST BY
                            THE SEAGRAM COMPANY LTD.

     This Note is one of a duly authorized issue of Notes of the Company
designated as its   % Subordinated Deferrable Notes due 2004 (herein called the
"Notes") limited (except as provided in the Indenture) in aggregate principal amount to $ ,000,000, issued and to be issued under an Indenture, dated as of September 15, 1991, among the Company, as issuer, The Seagram Company Ltd., as guarantor (herein called the "Guarantor"), and The Bank of New York, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture among the Company, the Guarantor, and the Trustee (the "Indenture").
     This Note is a global Security within the meaning of the Indenture and is registered in the name of a Depositary or a nominee of a Depositary. This global Security is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and as may be set forth on the face hereof, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary) may be registered except in such limited circumstances.
     If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Guarantor is subject to the provisions of the Indenture relating to a subordination and deferral.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company or the Guarantor or both with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     Prior to due presentment for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may meet the person in whose name this Note is registered as the owner hereof for all purposes, except as otherwise set forth in the Indenture, whether or not this Note be overdue and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.
     This Note has not been and will not be qualified for sale under the securities laws of Canada or any province or territory thereof. Accordingly, neither this Note nor any interest herein may be offered or sold, directly or indirectly, in Canada or to residents of Canada in contravention of the securities laws of Canada or any province or territory thereof.
     The Indenture, the Notes and the Guarantees endorsed thereon shall be governed by and construed in accordance with the laws of the State of New York.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   GUARANTEE

     For value received, THE SEAGRAM COMPANY LTD., a company organized under the laws of Canada (herein called the "Guarantor", which term includes any successor corporation under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of and interest (including any additional amounts payable in accordance with the terms of such Note and the Indenture) on such Note, whether at the Stated Maturity or by declaration of acceleration or otherwise, according to the terms of such Note and of the Indenture. In case of the failure of the Company punctually to make any such payment of principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration or otherwise and as if such payment were made by the Company.
     The Guarantor shall make all payments in respect of principal of and interest (including interest on amounts in default) on the Notes pursuant to this Guarantee without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied upon or as a result of such payments by or on behalf of any Canadian Taxing Authority, unless deduction or withholding of such taxes, duties, assessments or governmental charges is required.
     If the Guarantor is required to withhold or deduct any amounts from the principal of or interest (including interest on amounts in default) on the Notes on account of any taxes, duties, assessments or governmental charges mentioned in the preceding paragraph, the Guarantor shall pay such additional amounts as may be necessary in order that every net payment of the principal of and interest (including interest on amounts in default) on the Notes, after such withholding or deduction, shall not be less than the amount provided for in the Notes to be then due and payable, except that no such additional amounts shall be payable in respect of any Note to any Holder:
     (a) who is subject to such taxes, duties, assessments or governmental charges in respect of such Note by reason of his being connected with Canada otherwise than merely by the holding or ownership of such Note, or
     (b) Who is not dealing at arm's length with the Guarantor (within the meaning of the Income Tax Act (Canada) as reenacted or amended from time to time), or
     (c) with respect to any estate inheritance, gift, sales, transfer, personal property or any other similar tax, duty, assessment or governmental charge, or
     (d) with respect to any tax, duty, assessment or governmental charge payable otherwise than by withholding payments in respect of such Notes, or
     (e) with respect to any combination of the above.
     Wherever in this Guarantee or the Indenture there is mention, in any context, of payment of principal and/or interest (including interest on amounts in default) of , on or in respect of the Notes or any Note by virtue of the Guarantee or Guarantees thereof, such mention shall be deemed to include mention of the payment of any additional amounts to the extent that, in such context, such additional amounts are, were or would be payable pursuant to the provisions of the preceding paragraph.
     The Guarantor hereby agrees that its obligations hereunder shall be unconditional irrespective of the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of such Note or by the Trustee with respect to any provision thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives the benefits of division and discussion, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee.
     The Holder of the Note upon which this Guarantee is endorsed is entitled to the further benefits relating hereto set forth in the Indenture. No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payments of the principal of and interest (including any additional amounts referred to above) on the Note upon which this Guarantee is endorsed.
     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.
     All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Debenture upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

           IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.
           Attest:                                  THE SEAGRAM COMPANY LTD.
                                                    By


                    Secretary                       Vice President and Treasurer

           ____________________________
                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations
     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of survivorship
                and not as tenants in common


     UNIF GIFT MIN ACT -- _______________ Custodian ________________
                              (Cust)                   (Minor)
                              Under Uniform Gifts to Minors Act


                              ________________________________
                                         (State)

     Additional abbreviation may also be used though not in the above list

                ________________________________________________

                                ASSIGNMENT FORM
                   FOR VALUE RECEIVED the undersigned hereby
                    sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                       ASSIGNEE
_____________________________________________________________

_____________________________________________________________

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________
the within Debenture of JOSEPH E. SEAGRAM & SONS, INC. and does hereby irrevocably constitute and appoint

____________________________________________________________________ attorney to transfer the said Debenture on the books of the within named Company, with full power of substitution in the premises.

Dated ________________________________________

Signature(s) Guaranteed:

________________________________________________________________________________

_______________________________________________________________________________
The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever. The signature(s) should be guaranteed by a commercial bank or trust company by a New York Stock Exchange member or firm whose signature is known to the registrar.